SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                            ------------------------


                                   FORM 8 - K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 28, 2005


                              Data I/O Corporation
             (Exact name of registrant as specified in its charter)


                                   Washington
                 (State of other jurisdiction of incorporation)


                  0-10394                              91-0864123
            (Commission File Number)       (IRS Employer Identification No.)


                   10525 Willows Road N.E., Redmond, WA 98052
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (425) 881-6444


                                 Not Applicable
          (Former name or former address, if changed since last report)


                                Page 1 of 6 Pages

Item 2.02 Results of Operation and Financial Condition

A copy of a press release made on July 28, 2005 follows:


Data I/O Corporation
10525 Willows Road N.E.
Redmond, WA 98052
Tel: (425) 881-6444
Fax:(425) 881-6856

For information please contact:

Joel Hatlen                                             Deborah Stapleton
VP, Finance and Chief Financial Officer                 Stapleton Communications
Data I/O                                                (650) 470-0200
(425) 881-6444                                          deb@stapleton.com


            DATA I/O ANNOUNCES SECOND QUARTER 2005 FINANCIAL RESULTS

Redmond, Wash., July 28, 2005 - Data I/O Corporation (NASDAQ: DAIO), the leading provider of manual and automated device programming systems, today announced financial results for the quarter ended June 30, 2005.

Revenues were $6.6 million, compared with $6.7 million in the first quarter of 2005. Gross margins in the second quarter of 2005 were 59.2 percent, compared with 59.6 percent in the prior quarter.

In accordance with U.S. generally accepted accounting principles (GAAP), net income in the second quarter of 2005 was $53,000 or $0.01 per share, compared with net income of $39,000 in the first quarter of 2005.

Total cash and short-term investments were $4.6 million at June 30, 2005. The company remains debt-free.

"During the second quarter, we began regular shipments of our ImageWriter(TM)200, and have populated the sales channels with demonstration systems as part of its market launch," said Fred Hume, president and CEO. "Data I/O's ImageWriter(TM) in-systems programming solution is targeted to users of programmable microcontrollers in industrial controls and automotive electronics manufacturers, a customer group that has seen continued growth over the past year. We will be adding new options and capabilities to the ImageWriter family in the third and fourth quarters of 2005."

"We also shipped our first PS-588(TM) product during the second quarter. The PS-588 provides our customers a much higher level of throughput for volume programming than previously available at a lower cost per part. We expect to see continued growth in automated programming product sales in the quarters to come.

"In addition, we introduced High Performance Socket (HPS) Adapters for our Pro-LINE RoadRunner(TM) and PS-FlashCORE(TM) automated programming systems and for our FlashPAK(TM) desktop programmer. These adapters are designed for use in low- to-medium volume production environments, where continuous uptime and high programming yields are required to maximize production outputs," he said.

"We have completed the operations transition and now expect to see increased revenues from our programming service operation in Brazil, which provides programming support for a wireless manufacturer there. Data I/O continues to have a strong manufacturing presence at other emerging electronics manufacturing centers in China, Korea, Mexico and Eastern Europe," said Hume.

Third Quarter 2005 Guidance
Data I/O currently expects that revenues in the third quarter of 2005 will grow modestly over the second quarter, with gross margins expected to be in line with the previous quarter.

Conference Call Information
A conference call discussing the second quarter 2005 financial results will follow this release today at 2:00 p.m. Pacific time/5:00 p.m. Eastern time. To listen to the call, please dial (210) 234-0002, passcode: Data I/O. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week. To access the replay, dial (203) 369-3811. The conference call will also be simultaneously webcast over the Internet; visit the Investor Relations section of the Data I/O Corporation website at http://www.dataio.com to access the call from the site. This webcast will be recorded and available for replay on the Data I/O Corporation website approximately two hours after the conclusion of the conference call.

About Data I/O Corporation
Celebrating more than 30 years of innovative leadership in the device programming industry, Data I/O Corporation (NASDAQ: DAIO), provides manual and automated device programming systems that specifically address the requirements of engineering and manufacturing customers. FlashCORE(TM), Sprint and UniSite families provide a wide range of device support and versatility to address a user's many different programming needs. Data I/O Corporation has headquarters in Redmond, WA, with sales and services offices worldwide. For further information, visit the company's website at http://www.dataio.com.

Forward Looking Statement
Statements in this news release concerning future revenues, future margins, future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. These factors include uncertainties as to levels of orders, ability to record revenues based upon the timing of product deliveries and installations, market acceptance of new products, changes in economic conditions and market demand, pricing and other activities by competitors, and other risks including those described from time to time in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.



                       - Summary Financial Data Attached -

                              DATA I/O CORPORATION
                       COMPARATIVE STATEMENTS OF EARNINGS
                      (in thousands except per share data)

                                                          Second Quarter                               Six Months Ended
                                            -------------------------------------------     ----------------------------------------
                                                                               Percent                                      Percent
                                              6/30/2005       6/30/2004         Change        6/30/2005     6/30/2004        Change
                                            --------------- -------------- ------------     -------------- ------------ ------------
Net sales                                           $6,642         $6,895        -3.7%            $13,379      $13,729        -2.5%
Gross margin                                         3,933          3,510        12.1%              7,947        7,223        10.0%
Gross margin as percent of sales                     59.2%          50.9%                           59.4%        52.6%
Operating expenses:
  Research & development                             1,350          1,177        14.7%              2,687        2,381        12.9%
  Selling, general and administrative                2,378          2,121        12.1%              5,010        4,294        16.7%
  Provision for business restructure                    55             70                              55           70

                                           ---------------  --------------                  -------------- ------------
Operating income                                       150            142                             195          478
Non-operating income (expense):
  Interest, net                                         11              7                              32           41
  Foreign currency exchange                             (3)            (5)                            (24)         (18)

                                            --------------- --------------                  -------------- ------------

Income from operations before taxes                    158            144                             203          501
Income tax expense                                     105             40                             111          102


                                            --------------- --------------                  -------------- ------------
Net income                                             $53           $104                             $92         $399
                                            =============== ==============                  ============== ============

Total diluted earnings per share                     $0.01          $0.01                           $0.01        $0.05

Diluted weighted average shares
outstanding                                          8,486          8,286                           8,518        8,350

                             CONDENSED BALANCE SHEET
                                 (in thousands)

                                                                            6/30/2005              12/31/2004
                                                                        ------------            ------------
Cash and cash equivalents                                                      $3,774                  $5,534
Short-term investments                                                            850                   1,037
Accounts receivable, net                                                        5,712                   4,489
Inventories                                                                     3,748                   4,139
Other current assets                                                              497                     652
Land, building and equipment                                                    2,411                   1,970
Other long-term assets                                                             21                      26
                                                                          ------------            ------------
        Total assets                                                          $17,013                 $17,847
                                                                          ============            ============


Current liabilities                                                            $4,950                  $5,601
Deferred gain on sale of property                                                 582                     776
Shareholders' equity                                                           11,481                  11,470
                                                                          ------------            ------------
        Total liabilities and shareholders' equity                            $17,013                 $17,847
                                                                          ============            ============

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Data I/O Corporation


August 1, 2005                      By /s/Joel S. Hatlen
                                    Joel S. Hatlen
                                    Vice President - Finance
                                    Chief Financial Officer
                                    Secretary and Treasurer